PROSPECTUS SUPPLEMENT                                         File No. 333-68747
----------------------
(To Prospectus and Prospectus Supplement dated May 6, 1999)       Rule 424(b)(3)
Prospectus number: 1909

                            Merrill Lynch & Co., Inc.

                           Medium Term Notes, Series B
                   Due Nine Months or More from Date of Issue

                               Floating Rate Notes


Principal Amount:             $626,000,000

CUSIP Number:                 59018S 4H4


Original Issue Date:          March 2, 2000

Stated Maturity Date:         March 6, 2001

Interest Calculation:                  Day Count Convention:
---------------------                  ---------------------


[x]  Regular Floating Rate Note        [x]  Actual/360

[_]  Inverse Floating Rate Note        [_]  30/360
        (Fixed Interest Rate):
                                       [_]  Actual/Actual


Interest Rate Basis:
--------------------
[x]  LIBOR                             [_]  Commercial Paper Rate

[_]  CMT Rate                          [_]  Eleventh District Cost of Funds Rate

[_]  Prime Rate                        [_]  CD Rate

[_]  Federal Funds Rate                [_]  Other (see attached)

[_]  Treasury Rate
     Designated CMT Page:              Designated LIBOR Page:
        CMT Telerate Page:                  LIBOR Telerate Page: 3750
        CMT Reuters Page:                   LIBOR Reuters Page:


Index Maturity:          One Month     Minimum Interest Rate:  Not Applicable

Spread:                  -0.040%       Maximum Interest Rate:  Not Applicable

Initial Interest Rate:   TBD           Spread Multiplier:      Not Applicable



Interest Reset Dates:    Monthly,  on the 6th, commencing April 6, 2000; subject
                         to modified following business day convention.

Interest Payment Dates:  Monthly,  on the 6th,  commencing  April 6, 2000,  long first coupon; subject to modified following business day convention.

Repayment at the
Option of the Holder:    The Notes cannot be repaid prior to the Stated Maturity
                         Date.

Redemption at the
Option of the Company:   The  Notes  cannot  be  redeemed  prior  to the  Stated
                         Maturity Date.

Form:                    The  Notes  are  being   issued  in  fully   registered
                         book-entry form.

Trustee:                 The Chase Manhattan Bank

Dated:                   February 28, 2000